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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                         NABISCO GROUP HOLDINGS CORP.
                                     INTO
                          RJR NABISCO HOLDINGS CORP.

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                        Pursuant to Section 253 of the
               General Corporation Law of the State of Delaware

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         RJR Nabisco Holdings Corp. ("Parent"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify that:

         FIRST: Parent was incorporated on October 25, 1988 pursuant to the General Corporation Law and is existing thereunder.

         SECOND: Nabisco Group Holdings Corp. (the "Subsidiary") was incorporated on May 12, 1999 pursuant to the General Corporation Law and is existing thereunder.

         THIRD: Parent owns of record 100% of the outstanding shares of Common Stock (the "Shares") of the Subsidiary, the Shares being the only stock of the Subsidiary outstanding.

         FOURTH: The board of directors of Parent adopted the following resolutions providing for the merger (the "Merger") of Subsidiary into Parent, which resolutions have not been amended or rescinded and are in full force and effect:

                  RESOLVED, that the Plan of Merger in the form of Exhibit A hereto (the "Plan of Merger") dated as of June 14, 1999 between Nabisco Group Holdings Corp. (the "Subsidiary") and RJR Nabisco Holdings Corp. (the "Parent"), pursuant to which the Subsidiary agreed to be merged with and into the Parent (the "Merger"), at which time the separate existence of the Subsidiary shall cease, with the Parent as the



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         surviving corporation (the "Surviving Corporation"), and the transactions contemplated by that Plan of Merger, are hereby approved, and pursuant to the Plan of Merger, the Merger shall become effective as of the date of the filing with the Secretary of State of the State of Delaware of the Certificate of Merger thereto (the "Effective Date") and such Certificate of Merger shall be filed with the Secretary of the State of Delaware.

                  RESOLVED, that, pursuant to the Plan of Merger, the Merger is hereby approved pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware.

                  RESOLVED, that, pursuant to the Plan of Merger, at the Effective Date, the currently issued and outstanding shares of stock of Subsidiary, all of which are owned by Parent, shall be surrendered and canceled. No shares of stock of the Parent or other consideration shall be issued in exchange therefor.

                  RESOLVED, that, pursuant to the Plan of Merger, from and after the Effective Date, the name of the Surviving Corporation shall be "Nabisco Group Holdings Corp.".

                  RESOLVED, that, pursuant to the Plan of Merger, from and after the Effective Date, the bylaws and certificate of incorporation of the Parent shall be the bylaws and certificate of incorporation of the Surviving Corporation.

                  RESOLVED, that the officers of the Subsidiary are authorized on behalf of the Subsidiary to take any and all actions, to execute, deliver and file any and all documents, agreements and instruments and to take any and all steps deemed by any such officer to be necessary or appropriate to carry out the purpose and intent of each of the foregoing resolutions, and all actions heretofore taken by any of them in furtherance thereof are hereby ratified and confirmed in all respects.


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         IN WITNESS WHEREOF, the Parent has caused this Certificate of
Ownership and Merger to be executed in its corporate name by its duly authorized officer the 14th day of June, 1999.

                                    RJR NABISCO HOLDINGS CORP.


                                    By: /s/ H. Colin McBride
                                        ----------------------------------------
                                        Name:  H. Colin McBride
                                        Title: Senior Vice President, Secretary
                                               and Associate General Counsel



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


                                                                      EXHIBIT A


                                PLAN OF MERGER

FIRST: NABISCO GROUP HOLDINGS CORP., a corporation organized under the laws of the State of Delaware ("Subsidiary"), shall merge with and into RJR NABISCO HOLDINGS CORP., a corporation organized under the laws of the State of Delaware ("Parent"). RJR NABISCO HOLDINGS CORP., the surviving corporation, shall be changed herewith to NABISCO GROUP HOLDINGS CORP.

SECOND: The currently issued and outstanding shares of stock of Subsidiary, all of which are owned by Parent, shall be surrendered and canceled. No shares of stock of the Parent or other consideration shall be issued in exchange therefore.

THIRD: The name of the Corporation surviving the merger shall be "Nabisco Group Holdings Corp."

FOURTH: The certificate of incorporation of Parent shall be the certificate of incorporation of the corporation surviving the merger.

FIFTH: The bylaws of Parent shall be the bylaws of the corporation surviving the merger.

SIXTH: The directors and officers of Parent shall be the directors and officers of the corporation surviving the merger and shall serve until their successors are selected.

SEVENTH: The officers of each corporation party to the merger shall be and hereby are authorized to do all acts and things necessary and proper to effect the merger.

EIGHTH: The merger shall be effective on the date of the filing with the Secretary of State of the State of Delaware of the Certificate of Merger relating thereto.


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